Exhibit 10.1

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made as the 21st day of January 2011, to be effective as of November 1, 2010, by and between Goldland Holdings, Co. (“Lessor”) and Silver Falcon Mining, Inc. (“Lessee”).

WHEREAS, the Lessor and Lessee entered into a Lease dated October 11, 2007 (the “Lease”) with respect to any and all land owned by Lessor on War Eagle Mountain, Idaho.

WHEREAS, the Lessor and Lessee previously agreed to extend the date for commencement of annual rent payments by twelve months from July 1, 2009 to July 1, 2010, and to extend the term of the Lease for an equal amount of time;

WHEREAS, the Lessor and Lessee have agreed to further amend the Lease to provide for the deferral of annual lease payments for the period from November 2010 to December 2011, and for the extension of the term of the Lease for an additional fourteen months;

NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the undersigned, intending to be legally bound, agree as follows:

1.

Amendment.  Paragraph 4 of the Lease is hereby amended to provide that annual lease payments called for therein shall be deferred for the period from November 2010 to December 2011.  Paragraph 2 of the Lease is hereby amended to provide that the initial term is extended by fourteen months, to June 1, 2025.

2.

Other Payments.  The parties agree that the Lessee shall remain liable to the Lessee for royalty payments and the nonaccountable fee during the period in which annual lease payments are deferred pursuant to paragraph 1 herein.

3.

Defined Terms.  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings given such terms in the Operating Agreement.

4.

Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Florida.

5.

Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

6.

No Other Amendment or Waiver.  Except for the amendment set forth above, the text of the Lease shall remain unchanged and in full force and effect.  Except as set forth herein, the amendments agreed to herein shall not constitute a modification of the Lease or a course of dealing with respect to the Lease such as to require further notice by the parties to require strict compliance with the terms of the Lease in the future.

7.

Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

LESSOR: GOLDCORP HOLDINGS CO. ______________________________ By: ________________________ Its: Chief Executive Officer	LESSEE: SILVER FALCON MINING, INC. ______________________________ By: ________________________ Its: Chief Executive Officer